SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2007

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS.

On March 21, 2007, Consolidated Container Company (“the Company”) completed its acquisition of substantially all of the assets of Whitmire Container Partners, Ltd., and GRC Container, Ltd. (collectively, “Whitmire Container”). This acquisition adds two new manufacturing facilities into the Company, including one in Sherman, Texas, and another in Blue Mountain, Mississippi. The Sherman facility provides the Company with a mid-tier platform for industrial gallons and custom bottles in the southwest. The Blue Mountain facility is on-site with Whitmire’s largest customer, the Oil-Dri Corporation. After the addition of the two Whitmire Container facilities, the Company now has 61 manufacturing sites.

Consolidated Container Company LLC (“CCC”) announced on March 23, 2007 that, in connection with its previously announced tender offers (the “Offers”) to purchase for cash any and all of the $207,000,000 aggregate principal amount at maturity of outstanding 10 3/4% Senior Secured Discount Notes due 2009 (CUSIP Nos. 20902YAF9 and 20902YAD4) (the “Senior Discount Notes”) of CCC and Consolidated Container Capital, Inc. (“Capital”) and any and all of the $185,000,000 principal amount of outstanding 10 1/8% Senior Subordinated Notes due 2009 (CUSIP No. 20902YAC6) of CCC and Capital (the “Senior Subordinated Notes” and, together with the Senior Discount Notes, the “Notes”), which commenced February 23, 2007, it has extended the time by which holders may tender Notes in response to the Offers. The Offers, which were scheduled to expire at 11:59 p.m., New York City time, on Thursday, March 22, 2007, have been extended to 11:59 p.m., New York City time, on Tuesday, March 27, 2007, unless further extended. Except as described above, all terms and conditions of the Offers remain unchanged. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

EXHIBIT NO.	TITLE
99.1	Press Release of Consolidated Container Company LLC issued March 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name: Richard P. Sehring
Title: Chief Financial Officer

Date: March 27, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	TITLE
99.1	Press Release of Consolidated Container Company LLC issued March 23, 2007.